UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2020

American Church Mortgage Company

(Exact Name of Registrant as Specified in Charter)

Minnesota	000-25919	41-1793975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10400 Yellow Circle Drive, Ste. 102, Minnetonka, Minnesota		55343
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (952) 945-9455

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NA	NA

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Other Items

     American Church Mortgage Company (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 4, 2020 (Release No. 34-88318) (the “Order”) to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Report”) due to the circumstances related to COVID-19. In particular, COVID-19-related shelter-in-place orders and office closures have severely affected transportation and limited access to the facilities of the Company and our auditor. This has, in turn, resulted in disruptions to our auditor’s audit staff and its engagement quality control process which have delayed the auditor’s ability to complete its audit and the Company’s ability to prepare the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than May 14, 2020 (which is 45 days from the Report’s original filing deadline of March 30, 2020).

   A letter from the auditors stating the reasons for their inability to timely prepare the audit report for the Company’s fiscal year ended December 31, 2019 is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Letter from Auditors Regarding Request for Extension and Reasons for Inability to Timely Issue Audit Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Church Mortgage Company

Date: March 27, 2020

By /s/ Philip J. Myers

Chief Executive Officer and

President

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